                                                                  EXHIBIT 3.2







                            TEAM AMERICA CORPORATION

                               (THE "CORPORATION")

                           AMENDED CODE OF REGULATIONS



                           ADOPTED: OCTOBER ____, 1996





OFFICER'S CERTIFICATE

The undersigned officer of the Corporation hereby certifies that this is a true and complete copy of the Amended Code of Regulations duly adopted under Section
1701.11(A) of the Ohio Revised Code,
effective as of the date set forth above.


--------------------------------------------
Charles F. Dugan II, Assistant Secretary

                           AMENDED CODE OF REGULATIONS

                                       OF

                            TEAM AMERICA CORPORATION


                                    ARTICLE I
                             MEETING OF SHAREHOLDERS


SECTION 1.01. ANNUAL MEETING.

         The annual meeting of shareholders of the Corporation shall be held at such time and on such business day as the directors may determine each year. The annual meeting shall be held at the principal office of the Corporation or at such other place within or without the State of Ohio as the directors may determine. The directors shall be elected thereat and such other business transacted as may be specified in the notice of the meeting.

SECTION 1.02. SPECIAL MEETINGS.

         Special meetings of the shareholders may be called at any time by the President, a Vice President or by a majority of the directors acting with or without a meeting, or by shareholders holding 50% or more of the outstanding shares entitled to vote thereat. Such meetings may be held within or without the State of Ohio at such time and place as may be specified in the notice thereof.

SECTION 1.03. NOTICE OF MEETINGS.

         Written notice of every annual or special meeting of the shareholders stating the time, place and purposes thereof shall be given to each shareholder entitled to vote thereat and to each shareholder entitled to notice as provided by law, in person or by mailing the same to his last address appearing on the records of the Corporation at least seven (7) days before the meeting. Any shareholder may waive notice of any meeting, and, by attendance at any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof.

SECTION 1.04. PERSONS BECOMING ENTITLED BY OPERATION OF LAW OR TRANSFER.

         Every person who, by operation of law, transfer or any other means whatsoever, shall become entitled to any shares, shall be bound by every notice in respect of such share or shares which prior to the entering of his name and address on the records of the Corporation shall have been duly given to the person from whom he derives his title to such shares.

SECTION 1.05. QUORUM AND ADJOURNMENTS.

         Except as may be otherwise required by law or by the Corporation's Articles of Incorporation, the holders of shares entitling them to exercise a majority of the voting power of the Corporation shall constitute a quorum; provided that any meeting duly called, whether a quorum is present or otherwise, may, by vote of the holders of a majority of the voting shares represented thereat, adjourn from time to time, in which case no further notice of the adjourned meeting need be given.

SECTION 1.06. ORGANIZATION OF MEETINGS.

         The Board of Directors will designate a chairman for each meeting of shareholders. The chairman will call the meeting to order and act as chairman of the meeting. In the absence of such a chairman, the highest ranking officer of the Corporation who is present at the meeting will act as chairman of the meeting.

         The chairman of the meeting will appoint the secretary of the meeting, an inspector or inspectors of elections for the meeting and such other functionaries as the chairman deems necessary or appropriate.

         Any proposal to be brought before any meeting of shareholders by any shareholder must be submitted in writing to the Secretary of the Corporation at least thirty (30) days prior to the date fixed for the meeting at which it is intended that such proposal is to be presented.

SECTION 1.07. CONDUCT OF BUSINESS.

         The chairman of the meeting will determine the order of business and procedures at the meeting, including without limitation the manner of voting and the conduct of discussion.

SECTION 1.08.

         At meetings of the shareholders, any shareholder of record entitled to vote thereat may be represented and may vote by a proxy or proxies appointed by an instrument in writing signed by such shareholder, but such instrument shall be filed with the secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder. No proxy shall be valid after the expiration of eleven months after the date of its execution, unless the shareholder executing it shall have specified therein the length of time it is to continue in force.

                                   ARTICLE II
                                    DIRECTORS

SECTION 2.01. AUTHORITY AND QUALIFICATIONS.

         Except where the law, the Articles or these Regulations otherwise provide, all authority of the Corporation shall be vested in and exercised by its directors. Directors need not be shareholders of the Corporation.

SECTION 2.02. NUMBER.

         Upon adoption of these Regulations, the number of directors initially shall be fixed at six (6). Thereafter, the number of directors may be determined by the vote of the holders of 75% of the shares entitled to vote thereon at any annual meeting or special meeting called for the purpose of electing directors or by resolution adopted by affirmative vote of a majority of the directors then in office; provided that the number of directors shall in no event be fewer than three (3) nor more than fifteen (15). When so fixed, such number shall continue to be the authorized number of directors until changed by the shareholders or directors.

SECTION 2.03. NOMINATION.

         Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election as directors of the Corporation may be made at a meeting of shareholders by or at the direction of the directors, by any person or committee appointed by the directors or by any shareholder of the Corporation entitled to vote for the election of directors who complies with the notice procedures set forth in this Section 2.03. Such nominations, other than those made by or at the direction of the directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy-five (75) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (1) as to each person who is not an incumbent director whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares, if any, of the Corporation which are beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (2) as to the shareholder giving the notice, (A) the name and record address of such shareholder and (B) the class and number of shares, if any, of the Corporation which are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Corporation, if elected. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2.03. The chairman of a meeting of shareholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 2.03; and if he should so determine, the defective nomination shall be disregarded.

SECTION 2.04. CLASSIFICATION. TERM OF OFFICE AND ELECTION OF DIRECTORS.

         If the number of directors determined in accordance with the provisions of Section 2.01 of these Regulations is nine (9) or more, then the directors will be classified into three (3) classes, "Class 1," "Class 2" and "Class 3," respectively. If the number of directors determined in accordance with the provisions of Section 2.02 of these Regulations is six (6) or more but less than nine (9), then the directors will be classified into two classes, designated "Class 1" and "Class 2," respectively. The number of directors constituting each class will, as nearly as possible, be equal. However, if the number of directors constituting the whole Board of Directors is not evenly divisible by the number of classes of directors, then the number of directors constituting each class will be such that (i) the difference between the number of directors constituting each class is not greater than one, (ii) the number of Class 3 directors, if any, is greater than or equal to the number of Class 2 directors and the number of Class 1 directors, and (iii) the number of Class 2 directors is greater than or equal to the number of Class 1 directors. Initially, there shall be two classes of directors and (a) the term of office of each Class 1 director will expire at the annual meeting in 1997, and (b) the term of office of each Class 2 director will expire at the annual meeting in 1998. If and when the directors are classified into three classes, the Class 3 directors will be elected for a term which expires at the annual meeting which takes place three
(3) years after the annual meeting at which the Class 3 directors are first elected (the "Initial Class 3 Annual Meeting"), and the Class 1 or Class 2 directors whose term expires at the Initial Class 3 Annual meeting will be elected for a term which expires at the annual meeting which takes place two (2) years after the Initial Class 3 Annual Meeting. After the Class 1 and Class 2 directors are elected to their initial terms and until there is an Initial Class 3 Annual Meeting, the successors to the directors of each class will hold office for terms of two (2) years, and after the Initial Class 3 Annual Meeting, the successors to the directors of each class will hold office for three (3) years, in either case so that the term of office of one class of directors will expire at each annual meeting. Each director will hold office for the term for which he is elected or appointed and until his successor is elected and qualified or until his earlier death, resignation, disqualification or removal. Election of directors shall be by ballot whenever requested by any person entitled to vote at the meeting but unless so requested such election may be conducted in any way approved at such meeting. Notwithstanding anything herein to the contrary, if the number of directors determined in accordance with the provisions of Section
2.02 of these Regulations is less than six (6), then the directors will not be classified and the directors shall hold office until the annual meeting of the shareholders meet following their election and until their respective successors are elected, or until their earlier resignation, death or removal from office.

SECTION 2.05. INCREASE OR DECREASE IN THE NUMBER OF DIRECTORS.

         Whenever the number of directors constituting the whole Board of Directors is increased between annual meetings, a majority of the directors then in office may appoint the new director or directors. The term of office of such new director or directors will be for the balance of the terms of the directors of the class to which such new director is appointed and until his successor is elected and qualified or until his earlier death, resignation, disqualification or removal.

         Any decrease in the number of directors constituting the whole Board of Directors will not become effective until the expiration of the term or terms of the directors of each class affected by the decrease. However, a decrease in the number of directors constituting the whole Board of Directors may become effective at any time to the extent that there are vacancies on the Board of Directors which are being eliminated by the decrease.

SECTION 2.06. VACANCIES.

         Whenever any vacancy shall occur among the directors, the remaining directors shall constitute the directors of the Corporation until such vacancy is filled or until the number of directors is changed as provided in Section
2.02 hereof. Except in cases where a director is removed as provided by law and his successor is elected by the shareholders, the remaining directors may, by a vote of a majority of their number, fill any vacancy for the unexpired term.

SECTION 2.07. REMOVAL OF A DIRECTOR.

         A director may be removed by holders of 75% of the shares then entitled to vote for the election of directors, but only for cause.

         Except as otherwise required or provided for by law, cause to remove a director will be construed to exist only if the director whose removal is proposed (a) has been adjudged incompetent, (b) has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or (c) has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his duty to the Corporation in a matter of substantial importance to the Corporation and such adjudication is no longer subject to direct appeal.

SECTION 2.08. QUORUM AND ADJOURNMENTS.

         A majority of the directors in office at the time shall constitute a quorum, provided that any meeting duly called, whether a quorum is present or otherwise, may, by vote of a majority of the directors present, adjourn from time to time and place to place within or without the State of Ohio, in which case no further notice of the adjourned meeting need be given. At any meeting at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present, except as is otherwise authorized by Section 1701.60(A)(1) of the Ohio Revised Code.

SECTION 2.09. ORGANIZATION MEETING.

         Immediately after each annual meeting of the shareholders at which directors are elected, or each special meeting held in lieu thereof, the directors, if a quorum thereof is present, shall hold an organization meeting at the same place or at such other time and place as may be fixed by the shareholders at such meeting, for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. In the event that for any reason such organization meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.

SECTION 2.10. REGULAR MEETINGS.

         Regular meetings of the directors may be held at such times and places within or without the State of Ohio as may be provided for in resolutions adopted by the directors and upon such notice, if any, as shall be so provided for.

SECTION 2.11. SPECIAL MEETINGS.

         Special meetings of the directors may be held at any time within or without the State of Ohio upon call by the President, the Chief Executive Officer or by any two directors. Notice of each such meeting shall be given to each director by letter or telegram or in person, either orally or telephonically, not less than forty-eight (48) hours prior to such meeting. Any director may waive notice of any meeting, and, by attendance at any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof. Unless otherwise limited in the notice thereof, any business may be transacted at any organization, regular or special meeting.

SECTION 2.12. COMPENSATION.

         The directors are authorized to fix a reasonable salary for directors or a reasonable fee for attendance at any meeting of the directors, Compensation Committee, Audit Committee or other committees elected under Section 3.01 hereof, or any combination of salary and attendance fee. In addition to such compensation provided for directors, they shall be reimbursed for any expenses incurred by them in traveling to and from such meetings.

                                   ARTICLE III
                                   COMMITTEES

SECTION 3.01. MEMBERSHIP.

         The Board of Directors by majority vote of the whole board shall designate the following standing committees: a Compensation Committee and an Audit Committee. The Compensation Committee and the Audit Committee will each be comprised of three members determined by the Board of Directors in its discretion.

         The Board of Directors in its discretion shall determine whether to designate additional committees and the composition of all the committees that it so designates.

SECTION 3.02. QUORUM.

         The majority of the authorized number of directors that comprises a standing committee shall constitute a quorum of that committee. No alternate members of committees shall be designated.

SECTION 3.03.  AUTHORITY.

         To the extent provided in the resolution of the Board of Directors establishing such committee, a committee shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation; provided, however, no committee may be empowered to declare dividends, elect or rename officers, fill vacancies among the directors or repeal or amend any resolution adopted by the Board of Directors.

SECTION 3.04. VOTE.

         Each committee shall act by vote of a majority of a quorum of the directors that comprise that committee.

SECTION 3.05. MEETINGS.

         (i) Meetings of standing committees shall be held at such time as the committee or person calling the meeting shall fix. Regular meetings for the following year shall be scheduled at the first meeting of a year.

         (ii) Meetings of standing committee shall be held at such place within or without the State of Ohio as shall be fixed by the committee or person calling the meeting.

         (iii) No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of any committee member or by any officer instructed by any committee member.

         (iv) No notice shall be required for regular meetings for which the time and place have been fixed. Written notice of the time, place and purpose shall be given for special meetings at least seventy-two (72) hours in advance to each committee member with a copy to the Secretary. Written notice shall be sent to each committee member by United States mail postage prepaid, overnight delivery service or telecopier transmission and shall be effective upon receipt. Notice shall be sent to the respective addresses designated in writing by the respective committee members or, in the absence of such designation, to the last known addresses. Notice need not be given to any committee member who submits a written waiver of notice signed by him before or after the time for the meeting stated therein. Attendance of any such person at a meeting shall constitute a waiver of notice of such meeting, except when he attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of a committee need be specified in any written waiver of notice, provided, however, that a waiver of notice shall be effective only with respect to the purpose stated in the notice of the meeting.

         (v) One committee member may adjourn a meeting to another time and place. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of Chapter 1701 of the Ohio Revised Code, the Articles of Incorporation and these Regulations which govern action of disinterested directors.

         (vi) A committee member, in the exercise of his fiduciary duty to the Corporation, shall disqualify himself from a vote of a committee with respect to a transaction in which a potential conflict of interest exists between the committee member and the Corporation.

SECTION 3.06. REPORTS.

         The chairman of each committee shall make a report on its activities at each meeting of the Board of Directors.

                                   ARTICLE IV
                                    OFFICERS

SECTION 4.01. OFFICERS DESIGNATED.

         The directors, at their organization meeting or at a special meeting held in lieu thereof, shall elect a Chairman of the Board, a President, a Secretary, a Treasurer and, in their discretion, one or more Vice Presidents, a General Manager, an Assistant Secretary or Secretaries, an Assistant Treasurer or Treasurers and such other officers as the directors may see fit. The President and the Chairman of the Board shall be, and the other officers may, but need not be, chosen from among the directors. Any two or more of such offices other than that of President and Vice President, Secretary and Assistant Secretary or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

SECTION 4.02. TENURE OF OFFICE.

         The officers of the Corporation shall hold office until the next organization meeting of the directors and until their successors are chosen and qualify, except in case of resignation, death or removal. The directors may remove any officer at any time with or without cause by a majority vote of the directors in office at the time. A vacancy, however created, in any office may be filled by election by the directors.

SECTION 4.03. CHAIRMAN OF THE BOARD.

         The Chairman of the Board, if any, shall preside at meetings of the directors and shall have such other powers and duties as may be prescribed by the directors.

SECTION 4.04. PRESIDENT.

         The President shall preside at all meetings of the shareholders, and in the absence of the Chairman of the Board shall also preside at meetings of the directors. The President shall be the Chief Executive Officer of the Corporation unless otherwise determined by the directors, and shall have general supervision over its property, business and affairs, and perform all the duties usually incident to such office, subject to the directions of the directors. Unless otherwise determined by the directors, he shall have authority to represent the Corporation at meetings of the shareholders of other corporations in which the Corporation holds shares, and to execute on behalf of the Corporation discretionary or restricted proxies. He may execute all authorized deeds, mortgages, bonds, contracts and other obligations in the name of the Corporation, and shall have such other powers and duties as may be prescribed by the directors.

SECTION 4.05. VICE PRESIDENTS.

         The Vice Presidents shall have such powers and duties as may be prescribed by the directors or as may be delegated by the President or the Chief Executive Officer. In case of the absence or disability of the President or when circumstances prevent the President from acting, the Vice Presidents, in the order designated by the directors, shall perform the duties of the President, and in such case, the power of the Vice Presidents to execute all authorized deeds, mortgages, bonds, contracts and other obligations in the name of the Corporation, shall be coordinate with like powers of the President. In case the President and such Vice Presidents are absent or unable to perform their duties, the directors may appoint a President pro tempore. The directors may designate one or more Vice Presidents as Senior Vice Presidents.

SECTION 4.06. SECRETARY.

         The Secretary shall attend and keep the minutes of all meetings of the shareholders and of the directors. He shall keep such books as may be required by the directors, shall give all notices of meetings of shareholders and directors, provided, however, that any persons calling such meetings may, at their option, give such notice. He shall have such other powers and duties as may be prescribed by the directors.

SECTION 4.07. TREASURER.

         The Treasurer shall receive and have in charge all money, bills, notes, bonds, stocks in other corporations and similar property belonging to the Corporation and shall do with the same as shall be ordered by the directors. He shall keep accurate financial accounts and hold the same open for inspection and examination of the directors. On the expiration of his term of office, he shall turn over to his successor or the directors all property, books, papers and money of the Corporation in his hands. He shall have such other powers and duties as may be prescribed by the directors.

SECTION 4.08. OTHER OFFICERS.

         The Assistant Secretaries, Assistant Treasurers, if any, and the other officers, if any, shall have such powers and duties as the directors may prescribe.

SECTION 4.09. DELEGATION OF DUTIES.

         The directors are authorized to delegate the duties of any officers to any other officer and generally to control the actions of the officers and to require the performance of duties in addition to those mentioned herein.

SECTION 4.10. COMPENSATION.

         The directors are authorized to determine or to provide the method of determining the compensation of all officers.

SECTION 4.11. BOND.

         Any officer or employee, if required by the directors, shall give bond in such sum and with such security as the directors may require for the faithful performance of his duties.

SECTION 4.12. SIGNING CHECKS AND OTHER INSTRUMENTS.

         The directors are authorized to determine or provide the method of determining how checks, notes, bills of exchange and similar instruments shall be signed, countersigned or endorsed.

                                    ARTICLE V
                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 5.01. INDEMNIFICATION.

         (a) The Corporation shall indemnify any director or officer or any former director or officer of the Corporation or any person who is or has served at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, to which he was, is or is threatened to be made a party by reason of the fact that he is or was such director, officer, trustee, employee or agent provided it is determined in the manner set forth in paragraph (c) of this section that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and that, with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

         (b) In the case of any threatened, pending or completed action or suit by or in the right of the Corporation, the Corporation shall indemnify each person indicated in paragraph (a) of this section against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement thereof, provided it is determined in the manner set forth in paragraph (c) of this section that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court of common pleas or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.

         (c) The determinations referred to in paragraphs (a) and (b) of this section shall be made (i) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit or proceeding, (ii) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney or a firm having associated with it an attorney who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years, (iii) by the shareholders or (iv) by the court of common pleas or the court in which such action, suit or proceeding was brought

         (d) Expenses, including attorneys' fees, incurred by a director in defending any action, suit or proceeding referred to in paragraphs (a) and (b) of this section, shall be paid by the Corporation as they are incurred, in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director in which he agrees to do both of the following: (i) repay such amount if it is proved by clear and convincing evidence in a court of competent jurisdiction that his action or failure to act involved an act or omission undertaken with deliberate intent to cause injury to the Corporation or undertaken with reckless disregard for the best interests of the Corporation; and (ii) reasonably cooperate with the Corporation concerning the action, suit or proceeding.

         (e) Expenses, including attorneys' fees, incurred by a director, officer or trustee in defending any action, suit or proceeding referred to in paragraphs (a) and (b) of this section may be paid by the Corporation as they are incurred, in advance of the final disposition of such action, suit or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer or trustee to repay such amount, if it ultimately is determined that he is not entitled to be indemnified by the Corporation.

         (f) The indemnification provided by this section shall not be deemed exclusive (i) of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation, these Regulations, any agreement, any insurance purchased by the Corporation, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office or (ii) of the power of the Corporation to indemnify any person who is or was an employee or agent of the Corporation or of another corporation, joint venture, trust or other enterprise which he is serving or has served at the request of the Corporation, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth with respect to a director, officer or trustee. As used in this paragraph (e), references to the "Corporation" include all constituent corporations in a consolidation or merger in which the Corporation or a predecessor to the Corporation by consolidation or merger was involved. The indemnification provided by this section shall continue as to a person who has ceased to be a director, officer or trustee and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   ARTICLE VI
                     PROVISIONS IN ARTICLES OF INCORPORATION

SECTION 6.01.

         These Regulations are at all times subject to the provisions of the Articles of Incorporation of the Corporation (including in such term whenever used in these Regulations, amendments thereto).

                                   ARTICLE VII
                       RESTRICTIONS ON TRANSFER OF SHARES

SECTION 7.01. STOCK CERTIFICATES.

         The shares of stock of the Corporation shall be represented by certificates signed by the President or a Vice President and by a second officer who may be the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Corporation, certifying the number of shares evidenced thereby. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. Each certificate shall set forth additional material as is required by law.

SECTION 7.02. TRANSFERS.

         The Corporation reserves the right to refuse to transfer any shares on its records unless and until it receives a satisfactory opinion letter from an attorney for the transferee of such shares that such transfer will not violate the Securities Act of 1933, as amended, or the regulations thereunder, the Ohio Securities Act or the regulations thereunder, or any other applicable law or regulation.

                                  ARTICLE VIII
                                  MISCELLANEOUS

SECTION 8.01. AMENDMENTS.

         These Regulations may be altered, changed or amended in any respect or superseded by new Regulations in whole or in part, by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation at an annual or special meeting called for such purpose, or without a meeting by the written consent of the holders of record of shares entitling them to exercise two-thirds of the voting power with respect thereto; provided, however, that, notwithstanding anything herein this Section
8.01 to the contrary, the provisions of Sections 1.02, 1.06, 2.02, 2.03, 2.04,
2.07 and this Section 8.01 may not be altered, changed or amended in any respect, or superseded by new Regulations in whole or in part except by the affirmative vote of shareholders holding 75% or more of the outstanding shares entitled to vote thereat if such alteration, change or amendment is not approved by at least three-fourths of the directors. In case of adoption of any Regulation or amendment by such written consent, the Secretary shall enter the same in the corporate records and mail a copy thereof to each shareholder who would have been entitled to vote thereon and did not participate in the adoption thereof.

SECTION 8.02. RECORD DATES.

         For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to: (i) receive notice of or to vote at a meeting of shareholders; (ii) receive payment of any dividend or distribution; (iii) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (iv) participate in the execution of written consents, waivers, or releases, the directors may fix a record date, which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (i), (ii) and (iii) above, shall not be more than sixty (60) nor fewer than ten (10) days preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be, unless the Articles of Incorporation specify a shorter or longer period for such purpose.

SECTION 8.03. FISCAL YEAR.

         The fiscal year of the Corporation shall be as fixed by the Board of Directors.